Exhibit 31.1

CERTIFICATION

I, Leon O. Moulder, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2008 (this “report”) of Abraxis BioScience, Inc. (“registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2009

/S/ LEON O. MOULDER, JR. Leon O. Moulder, Jr. President and Chief Executive Officer